Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of ___________, 2019 by and among Meso Numismatics, Inc., a Nevada corporation, with offices located at 433 Plaza Real Suite 275 Boca Raton, Florida 3432, (the “Issuer”), and _____________(the “Holder”).

WHEREAS, the Holder is the holder of Series BB Convertible Preferred Stock (“Series BB”), in the number of shares of Series BB as set out in Annex A attached hereto; (collectively, the “Shares”);

WHEREAS, pursuant to the certificate of designation of the Series BB, the Issuer has elected to exchange the Shares for other indebtedness as defined and upon the terms set forth herein below (“Indebtedness”);

WHEREAS, the Holder agrees to cancel its Shares pursuant to the terms and conditions set forth below in exchange for the Indebtedness (the “Exchange”); and

WHEREAS, the Issuer and the Holder are entering into this Agreement to set forth the terms and conditions applicable to the Exchange;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby hereto agree as follows:

1. EXCHANGE OF STOCK

1.1 Exchange.

(a) The Holder hereby agrees, subject to the terms and conditions set forth herein, to the following:

(a) Exchange the Shares held by the Holder calculated at a price per share equal to $1.20, for a total indebtedness in the amount of ______________ (the “Indebtedness”).

(b) Subject to the terms and conditions of this Agreement, the consummation of the Exchange shall take place at a closing to be held no later than thirty days from the date of the mailing of this Agreement (the “Closing”), at a time and place designated by the parties hereto. At the Closing, the Issuer shall deliver to the Holder the Applicable Form of Indebtedness representing the Indebtedness, as defined in subsection (f) herein below.

(c) The Holder hereby acknowledges and agrees that, upon its execution of this Agreement and in any event no later than December 2, 2019, the Holder shall no longer have any rights pertaining to the Shares pursuant to the Series BB Certificate of Designation, including but not limited to, (i) any rights to convert any of the Shares into shares of Common Stock of the Issuer; and (ii) any other rights pursuant to the Series BB Shares, save the Holder’s right to the Exchange pursuant to the Applicable Form of Indebtedness.

(d) The Parties further agree that, upon the Company’s mailing of this Agreement, the Holder shall have the option (“Option”), within 30 days of such mailing date and subject to the execution of this Agreement (“Option Deadline”) to receive the Indebtedness in the form of a convertible note (“Convertible Note”), a form of which is attached hereto as Annex B.

(e) Should the Holder choose to avail itself of the Option, the Holder shall give written notice of same to the Issuer at the time of the execution of this Agreement, by completing Annex A attached hereto, and in any event prior to the Option Deadline (“Notice”), and the Issuer shall issue such Convertible Note to the Holder at Closing.

(f) Should the Holder not give the Issuer Notice within the Option Deadline, the Holder is hereby notified and agrees and acknowledges that the Indebtedness shall automatically be issued to the Holder or on his behalf, in the form of a note (“Note”), a form of which is attached hereto as Annex C (Convertible Note or Note referred to as “Applicable Form of Indebtedness”).

(g) The Applicable Form of Indebtedness issued pursuant to either subsection (d) or (f) herein above, will be issued in full satisfaction and payment of the Shares.

1.2 Legend. Any underlying securities which may be issued pursuant to this Exchange, will bear any and all legends as may be required pursuant to applicable law.

2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Holder that:

2.1 Corporate Status. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2 Power and Authority; Binding Agreement. The Issuer has the requisite corporate power and authority to execute this Agreement and to perform its obligations under, this Agreement, and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange. This Agreement has been duly executed and delivered by the Issuer and, once executed by the Holder, constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms.

2.3 Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default under the Certificate of Incorporation or By-laws of the Issuer. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of: (i) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer.

2.4 Valid Issuance. When issued pursuant to this Agreement in connection with the Exchange, the Applicable Form of Indebtedness issued and any underlying shares to be issued, as applicable, will be duly authorized, validly issued, fully paid and nonassessable, and the Holder will receive good title to any such Applicable Form of Indebtedness and any underlying shares thereof, as applicable, free and clear of any liens, claims, security interest or encumbrances.

3. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Issuer that:

3.1 Authority. The Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by the Holder to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

3.2 Title to the Shares. The Holder is the record and beneficial holder of the Shares, and holds the Shares free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

3.3 Investment Intent. Holder is acquiring the Indebtedness being delivered to Holder in the Applicable Form of Indebtedness under this Agreement for its own account and with no present intention of distributing or selling any of it in violation of the Securities Act of 1933 or any applicable state securities law. Holder will not sell or otherwise dispose of any such Applicable Form of Indebtedness in contravention of any applicable securities laws. Holder understands that any Applicable Form of Indebtedness, or any underlying shares applicable, it is acquiring under this Agreement shall not be registered under the Securities Act of 1933 and that the reliance of the Issuer on this exemption is predicated in part on these representations and warranties of Holder. Holder acknowledges and agrees that a restrictive legend consistent with the foregoing will be placed on any Applicable Form of Indebtedness, as applicable.

3.4 Holder Status. Holder (i) is either: a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Securities Act of 1933, or an “accredited Holder” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Exchange; and (v) has been given an opportunity to obtain such information from the Issuer as Holder deems necessary or appropriate with respect to the Exchange.

4. CONDITIONS

4.1 Issuer’s Conditions. The obligations of the Issuer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Holder set forth in Article 3 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise, required to be taken by the Holder on or prior to the date of Closing in connection with this Agreement, the Exchange contemplated hereby, and the issuance of the Applicable Form of Indebtedness, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Holder on or prior to the Closing shall have been obtained.

4.2 Holder’s Conditions. The obligations of the Holder to consummate the transaction contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing, as applicable:

(a) The representations and warranties of the Issuer set forth in Article 2 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise required to be taken by the Issuer on or prior to the date of Closing in connection with this Agreement, the Exchange contemplated hereby and the issuance of the Applicable Form of Indebtedness shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Issuer on or prior to the Closing shall have been obtained.

(d) The Issuer shall have issued and delivered, or cause to be issued and delivered, to the Holder, the issuance of the Applicable Form of Indebtedness representing the Indebtedness.

5. MISCELLANEOUS

5.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted electronically.

Notices to the respective parties hereto must be addressed as follows:

If to:

Meso Numismatics, Inc.

433 Plaza Real Suite 275

Boca Raton, Florida 3432

ATTN: Melvin Pereira

If to:

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

5.2 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

5.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5 Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Nevada applicable to contracts executed in and to be fully performed in that state.

5.6 Confidentiality. Until the Issuer makes a press release or other public announcement about the Exchange, the Holder will maintain the confidentiality of the Exchange and the terms of the Exchange.

5.7 Binding Nature. This Agreement shall be fully binding on both parties hereto in all respects as if the Exchange were to have occurred upon execution of this Agreement. Any breach of Sections 2 and/or 3 of the Agreement shall be deemed to cause irreparable damage to the non-breaching party and such party shall have the right to avail itself of all remedies available to it under law.

5.8 Independent Advice. Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel and taxation advisor with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MESO NUMISMATICS, INC.

By:		By:
Name:	Melvin Pereira	Name:
Title:	Chief Executive Officer	Title:

ANNEX A

Holder of Series BB Stock: _________________

Number of Shares: __________________

Holder’s Exercise of Option

By affixing its signature hereunder, the undersigned hereby declares it is the Holder of the Series BB shares. The Holder further hereby declares its intention to avail itself of the Option and hereby notifies the Company of same. The Holder understands it shall be issued a Convertible Note with a principal amount equal to the number of Series BB held by Holder at a price per share equal to $1.20. The form of such Convertible Note is attached as Annex B to the Agreement.

By:_____________________

Name:__________________

ANNEX B

FORM OF CONVERTIBLE NOTE

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT”)

Principal Amount: US $____________

Original Issue Date: __________, 2019

Purchase Price: US $_____________

MESO NUMISMATICS INC.

CONVERTIBLE REDEEMABLE NOTE

DUE________, 2024

FOR VALUE RECEIVED, Meso Numismatics, Inc., (the “Company” or “Borrower”) promises to pay to the order of ______________________and its authorized successors and Permitted Assigns, defined below, (“Holder”), the aggregate principal face amount of _______________Dollars US exactly (U.S. $________) on___________, 2024 (“Maturity Date”) The Company will pay the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Permitted Assigns means any Holder assignment, transfer or sale of all or a portion of this Note accompanied by an Opinion of Counsel. This Note is being issued pursuant to an Exchange Agreement entered into by and between the holder and the Company.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that it will provide the Company with Opinions of Counsel.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”), applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date. All notices of conversion will be accompanied by an Opinion of Counsel.

4. (a) The Holder of this Note is entitled, at its option, at any time, after full cash payment for this Note, to convert all or any amount of the principal face amount of this Note then outstanding into a number of fully paid and non-assessable shares of common stock (the “Common Stock”) equal to the principal face amount divided by the Conversion Price (defined below).

(“Conversion Price”) for each share of Common Stock equal to the lowest bid price of the Common Stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the three prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered together with an Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase.

The Company shall, take the necessary steps to ensure it has sufficient shares of Common Stock to allow for the conversion of any part of this Note by Holder. In no event, shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor). All expenses incurred by Holder with respect to the Borrower’s transfer agent, for the issuance of the Common Stock into which this Note is convertible into, shall immediately and automatically be added to the balance of the Note at such time as the expenses are incurred by Holder.

(b) This Note shall bear no interest.

(c) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “Sale Event”), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for the principal amount, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

(d) In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described “Events of Default” shall occur:

(a) The Company shall default in the payment of principal on this Note issued to the Holder by the Company; or

(b) The Company shall (1) become insolvent (which does not include a “going concern opinion); (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(c) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(d) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(e) The Company shall have its Common Stock delisted from an exchange (including the OTC Markets exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 45 consecutive days or ceases to file its 1934 act reports with the SEC;

Then, the outstanding balance on the Note comprised of the then outstanding principle, and any other outstanding amounts (“Outstanding Balance”) shall immediately increase by an additional 10% of the Outstanding Balance immediately upon the occurrence of the Event of Default (the “Default Effect”). The Default Effect shall automatically apply upon the occurrence of the Event of Default without the need for any party to give any notice or take any other action. Regardless of the number of occurrences of any Event of Default, the Default Effect shall only apply to the first occurrence of any Event of Default. For clarity purposes, the maximum increase for the duration of term of this Note shall be 10% of the then Outstanding Balance at the time of the first Event of Default. As well, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. If this Note is not paid at maturity the outstanding principal due under this Note shall increase by 10%.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11. The Company represents that it is not a “shell” issuer and that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell issuer.

12. The Company shall pay all transfer agent costs associated with issuing and delivering the share certificates to Holder. If such amounts are to be paid by the Holder, it may deduct such amounts from the Conversion Price.

13. If it shall be found that any other amount deemed due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of any other amount permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal on this Note.

14. The Lender shall have no registration rights to the shares issuable upon conversion of this Note.

15. This Note shall be governed by and construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Nevada. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated:

MESO NUMISMATICS INC.

By:
Title:

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ shares of Common Stock of Meso Numismatics Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:

Applicable Conversion Price:

Signature:

[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:

Address:

Tel:

Fax:

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:

Address:

ANNEX C

FORM OF PROMISSORY NOTE

USD $__________USD	Date: ____________, 2019

FOR VALUE RECEIVED, the undersigned, (the “Borrower”) hereby acknowledges itself indebted to and unconditionally promises to pay ________(the “Lender”) a principal amount of USD $___________ (__________USD) (the “Principal Amount”), according to the following provisions:

1.	This Note is being issued pursuant to the Exchange Agreement entered into by and between the Lender and the Borrower on ____________, 2019 and forms an integral part thereof.

2.	This Note may be prepaid by the Borrower.

3.	The Principal Amount shall bear no interest.

4.	An amount equal to 20% of the Principal Amount (“Premium”) shall become due and payable to Lender by the Borrower at the Repayment Date (as defined herein below).

5.	The Principal Amount and Premium shall become due and payable on ________, 2024 (“Repayment Date”).

6.	The Borrower, and each surety, endorser, guarantor, and any other party liable at any time for payment of any sums payable on this Promissory Note, jointly and severally waive presentment and demand for payment, protest, and notice or protest and non-payment and agree that their liability on this Promissory Note shall not be affected by any renewal or any extension in the time of payment hereof or by any indulgences and hereby consent to any and all such renewals, extensions or indulgences, regardless of the number of such renewals, extensions or indulgences. The failure of the Lender to exercise any of his rights hereunder in any particular instance shall not constitute a waiver thereof in any other instance.

7.	This Promissory Note shall enure to the benefit of the Lender and his successors and assigns and shall be binding upon the Borrower, its successors and permitted assigns.

8.	This Promissory Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws provisions thereof.

9.	Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the State of Nevada.

IN WITNESS WHEREOF this Promissory Note has been executed by the Borrower as of ________, 2019.

MESO NUMISMATICS INC.

By: _________________________

Title:_______________________